UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

__________________

FORM 8-K

___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): May 9, 2017

Turbine Truck Engines, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	333-109118	59-3691650
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11120 NE 2nd Street, Suite 200, Bellevue, WA 98004

(Address of principal executive offices)

(206) 617-9797

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

As disclosed in the current report on Form 8-K of Turbine Truck Engines, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on May 1, 2017, on April 25, 2017 (the “Effective Date”), the Company entered into a Share Exchange Agreement (the “Agreement”) by and between (i) the Company; (ii) Novo Healthnet Limited (“NHL”), (iii) ALMC-ASAP Holdings Inc. (“ALMC”); (iv) Michael Gaynor Family Trust (the “MGFT”); (v) 1218814 Ontario Inc. (“1218814”) and (vi) Michael Gaynor Physiotherapy Professional Corp. (“MGPP,” and together with ALMC, MGFT and 1218814, the “NHL Shareholders”). Each of NHL and the NHL Shareholders may be referred to collectively herein as the “NHL Parties” and separately as an “NHL Party.” Each of the Company and each NHL Party may be referred to herein collectively as the “Parties” and separately as a “Party.” Pursuant to the terms of the Agreement, the Company agreed to acquire from the NHL Shareholders all of the shares of both common and preferred stock of NHL held by the NHL Shareholders in exchange for the issuance by the Company to the NHL Shareholders of shares of the Company’s common stock (the “Company Common Stock”), such that following the closing of the share exchange (the “Exchange”), the NHL Shareholders would own 167,797,406 restricted shares of Company Common Stock, representing 85% of the issued and outstanding Company Common Stock, calculated including all granted and issued options or warrants to acquire the Company Common Stock as of the Effective Date, but to exclude shares of Company Common Stock that are subject to a current Regulation S offering being undertaking by the Company. As disclosed in the Company’s current report on Form 8-K filed with the SEC on May 9, 2017, the Parties agreed to amend the Agreement effective May 3, 2017, pursuant to Amendment No. 1 to the Agreement (“Amendment No. 1”).

On May 9, the Exchange closed and NHL became a wholly owned foreign subsidiary of the Company.

The foregoing description of the Agreement, Amendment No. 1 and the related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s current report on Form 8-K, filed with the SEC on May 1, 2017, and of Amendment No. 1, a copy of which was filed as Exhibit 10.1 to the Company’s current report on Form 8-K, filed with the SEC on May 9, 2107, each of which is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2017, in connection with the Exchange, (i) Enzo Cirillo resigned his positions as the Company’s Chairman of the Board, a member of the Board of Directors (the “Board”) and Interim Chief Executive Officer, (ii) Christopher David resigned his position as the Company’s Secretary and Treasurer, and (iii) Judith Norstrud resigned her position as the Company’s Principal Financial Officer and Principal Accounting Officer. Mr. David retains his responsibilities as the Company’s President and as a member of the Company’s Board. No director resigned because of any disagreement with the Company on any matter relating to the Company’s operation, policies, or practices

Also on May 9, 2017, the Board appointed Dr. Pierre Dalcourt, D.C. and Mr. Michael Gaynor as directors, and Ms. Klara Radulyne, CPA as the Company’s Principal Financial Officer, effective immediately. Dr. Dalcourt, D.C. and Mr. Gaynor will serve in such capacities until their earlier death, resignation or removal from office. Except as set forth in the Agreement, as amended, there is no arrangement or understanding between Dr. Dalcourt or Mr. Gaynor and any other person pursuant to which they were selected as directors.

2

Except as set forth herein, there have been no transactions and are no currently proposed transactions in which the Company was or is to be a participant and the amount involved exceeds the relevant threshold under Item 404 of Regulation S-K, and in which Dr. Dalcourt, Mr. Gaynor or Ms. Radulyne had or will have a direct or indirect material interest. Mr. Gaynor is the trustee of MGFT. As a result of the Exchange, MGFT acquired 16,779,740 shares of Company Common Stock, with represents approximately 8.5% of the outstanding Company Common Stock as of the date of the closing of the Exchange. As of the closing date of the Exchange, the value of MGFT’s stock ownership was $14,094,982, based on the closing price of the Company Common Stock of $0.84 on May 9, 2017. Dr. Dalcourt is the President and 50% owner of 1218814. As a result of the Exchange, 1218814 acquired 31,881,507 shares of Company Common Stock, with represents approximately 16.2% of the outstanding Company Common Stock as of the date of the closing of the Exchange. As of the closing date of the Exchange, the value of 1218814’s stock ownership was $26,780,466, based on the closing price of the Company Common Stock of $0.84 on May 9, 2017. The value of Dr. Dalcourt’s ownership interest in 1218814’s Company common stock as of May 9, 2017, based on the closing price of the Company Common Stock on May 9, 2017, was $13,390,233.

As new members of the Board, each of Dr. Dalcourt and Mr. Gaynor will be entitled to receive the same compensation provided to other directors who are neither employees of the Company nor immediate family members of an officer of the Company. Currently, non-employee directors do not receive compensation for their services as directors. In the future, the Board may approve director compensation.

As of the date hereof, the Company has not entered into a compensation agreement or other arrangement with Ms. Radulyne regarding her services as the Company’s Principal Financial Officer.

Set forth below is certain biographical information regarding Dr. Dalcourt, Mr. Gaynor and Ms. Radulyne.

Dr. Pierre P. Dalcourt, D.C., age 46

As a chiropractic business owner, with a core focus and passion serving the masses with a patient centered model, Dr. Dalcourt has had great success creating scalable businesses and high volume practices combining the wellness approach with sound science.

Dr. Dalcourt is a professional health coach and speaker on various stages across North America, as well as a best-selling author having co-written several books on chiropractic, health and self-improvement.

In 1994, Dr. Dalcourt graduated Magna Cum Laude from Canadian Memorial Chiropractic College, Toronto, Ontario. He is a certified acupuncturist, having received his certification from the Medecina Alternativa Institute of Sri Lanka.

3

Michael Gaynor, BScPT, FCAMPT, age 50

For over 28 years as a healthcare professional and business owner, Mr. Gaynor prides himself on his passion to deliver a healthcare model that includes best practices and innovation to meet various needs for both his community and his patients. At the core of Mr. Gaynor’s mission is building strong relationships, trust, and rapport which cultivates long-term partnerships, alliances, collaboration, forward momentum and positive results.

In 1994, Mr. Gaynor founded Back on Track Physiotherapy & Health Centres which has grown into 8 multidisciplinary health and wellness centres of excellence across eastern Ontario. During these 23 years, Mr. Gaynor has proven his capacity to simultaneously practice his healthcare professional trade while also being responsible for business development, marketing and operations. The Back on Track expansion model has been centered on organic business development combined with turnarounds and transitional growth via clinic acquisitions and strategic partnerships.

In 2013, Back on Track was acquired by NHL. Mr. Gaynor joined the NHL team as managing partner and Chief Operating Officer. Currently, Mr. Gaynor is an integral contributor to NHL’s strategic planning, ongoing growth and business development.

In 1989, Mr. Gaynor graduated from Queen’s University in 1989 with a Bachelor of Science in Physical Therapy. Mr. Gaynor has undertaken numerous post graduate studies in a variety of areas including manual therapy, orthopaedics, sports medicine, rehabilitation exercise, acupuncture, as well as practice management and business development, and is committed to the continuing education process. In 1999, as a Fellow of the Canadian Academy Manipulative Physiotherapists (CAMPT), Mr. Gaynor received his Diploma of Advanced Manual & Manipulative Physiotherapy from the Canadian Physiotherapy Association (CPA). He has been an assistant instructor in post-graduate studies for physiotherapists within the Orthopaedic Division of the CPA and was the former president of the national capital district of the CPA’s orthopaedic division.

Klara Radulyne, CPA CGA, age 39

Klara Radulyne is the Director of Finance for NHL managing all accounting and finance functions. In addition, Ms. Radulyne is TTE’s Principal Financial Officer managing all internal and external reporting functions including process optimization, strategic planning and regulatory compliance.

In 2000, Ms. Radulyne acquired her Masters Degree in Accounting and Corporate Valuation from Corvinus University, Budapest, Hungary and immediately commenced her accounting career as a management accountant in a Hungarian utilities industry company. Ms. Radulyne moved to Canada and began her employment with NHL in 2006 as a Junior Accountant. Ms. Radulyne earned her Canadian CGA designation in 2010 and Canadian CPA designation in 2014.

4

Item 8.01. Other Events.

In connection with the Exchange closing, the Board increased the size of the Board, such that the size of the Board is currently comprised of three members.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this current report on Form 8-K was required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this current report on Form 8-K was required to be filed pursuant to Item 2.01.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release of the registrant issued May 10, 2017.

99.2	Press release of the registrant issued May 15, 2017.

5

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Turbine Truck Engines, Inc.

Dated: May 15, 2017	By:	/s/ Christopher David
Christopher David
President

6